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SCHEDULE 14A

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Transcript:

Ronald Rittenmeyer and Jeffrey Heller Web Video for Employees

June 16, 2008

Ronald Rittenmeyer:

Hello!

In my last video, I addressed your questions related to clients.

We also introduced a special Web site dedicated solely to providing you with information about the EDS and HP announcement.

Many of you have submitted questions and requests using that new Web site.

I will be addressing those in future videos as more information becomes available that I can share with you.

We have had several questions asking for a perspective on the proposed merger.

In particular, thoughts from our Vice Chairman, Jeff Heller.

So today, Jeff joins me to discuss some of the questions about the proposed merger of EDS and HP.

Jeff, thanks for joining me.

Let’s begin with a question that you are in a special position to be able to answer… you were at EDS during the General Motors acquisition. So, how is this transaction different?

Jeffrey Heller:

Well, Ron, I get that question a lot myself and actually, I think there are both alikes and differences in these two.

They are alike in that both are acquisitions, and both signify big change for EDS; and change can be scary to our people, but it has the potential to be very positive like it was with the GM transaction.

For example, in the case of GM:

•	EDS exploded into continents where we had never done business before.

•	It provided us a global footprint with a wealth of resources that set up our market leadership for the following decade after that.

•	When GM bought us in 1984, EDS had 14,000 employees and we did about $800 million in revenue.

•	When they split us off then in 1996, we had 100,000 employees and $14.4 billion in revenue.

Pretty amazing harvesting of the potential out of that change.

The proposed merger with HP also presents the opportunity for “game enhancing change.”

It will be up to all of us to make it happen.

For certain, the marriage of these two IT titans has the potential to make us an even stronger competitor in the IT Services Industry.

This is different than the GM deal:

•	In that the buying companies are in completely different businesses, and their motivations are different.

•

EDS became a business-enhancing operation for GM itself. They focused on how EDS could help them improve their own business operation and technology utilization, thus enhancing their global market leading position in their industry.

•	HP, on the other hand, wants to partner with us to create a nearly $40 billion IT Service firm that can better position us to attain market leadership.

•	There are significant opportunities for synergies that were not possible with GM.

•	Our combined geographic footprints can create new possibilities… like giving HP a greater service capability and impact in Asia than it has today.

•	We will be able to even better serve our clients by adding HP to our elite list of Agility Alliance partners, which will remain a key differentiator for EDS.

So I think the potential combination of our two companies is truly an exciting proposition.

Ronald Rittenmeyer:

Well, Jeff, I think that’s an interesting insight. There really is a significant difference, then, between the GM merger, or acquisition of EDS, if you will, and what we are planning to do with HP. Clearly, the HP relationship will be better for EDS, I believe, in the long-term because it’s marrying us to another IT company. And, that’s pretty important.

You know, a second question that’s come up is, what’s your view on what the merger then means for our clients?

Jeffrey Heller:

Well, certainly I think the potential is unlimited for our clients.

What’s critical will be taking advantage of our companies’ tremendous assets and capabilities as a result of this proposed merger.

Some of the early potential advantages are very clear:

First, HP has a multi-billion dollar R & D (Research & Development) budget.

Just tapping into even a small percentage of that could help EDS create vertical capabilities that change the game for us in certain industries.

Clients that want to step out and be a leader in their industries, using IT as a game-changing advantage, would now have an even stronger partner for those business decisions.

Second, HP’s strengths are in hardware and software.

Ours are in services.

Our clients need both.

So, the leverage potential for better pricing and higher quality for our clients is definitely there.

Third, we’ve talked inside EDS for the last few years about how critically important applications is to our future.

Our applications “future” could be helped…and should be helped… through this transaction.

HP has expertise and software capability in areas that we need to grow.

Combining with HP’s business will enable us to take advantage of that core competency.

And, finally, HP has the investment capital, the people and the scale to make a huge difference in this industry, if they choose to do it.

And, obviously, they have chosen to make that play by combining with EDS, the founder of the IT Services Industry.

Together, EDS and HP move up to one of the top 10 positions on the Fortune 500 list. That’s really BIG.

Ronald Rittenmeyer:

You’re right. When you think about the R & D budget, their capital capability or reach,….that’s certainly far greater than ours. It’s pretty exciting when you step back and realize the muscle that they will be able to bring to the party and allow us to even do more than we’ve ever been able to do in the past.

But, you know, your comment about BIG…. and, as we know, BIG doesn’t always mean SUCCESS.

So, in your opinion, Jeff, should this transaction be completed, what will be the single most important factors for success?

Jeffrey Heller:

“Execution” will be the decisive factor.

We’ve already talked about the unique synergies that bringing our companies together will provide.

And, the opportunity to “change the game” in the IT services industry — that fact is indisputable.

In the end, success will come down to leadership and execution.

Personally, I believe that we have the leadership at EDS and HP to make the difference and to take advantage of the great opportunities we will have before us.

If we’re able to do that and execute on the tremendous opportunities to change the IT Services game, the “winners” will be our clients, employees and shareholders.

And, I personally truly believe that.

Ronald Rittenmeyer:

Thanks, Jeff.

I know it means a lot to our employees to hear your personal perspective on this transaction.

One brief update from my last video, our integration planning team is underway, with representatives from both companies meeting and working toward our goal of a seamless integration.

Because it’s so important, I want to reiterate how critical it is that we… EDS… continue to operate as an independent company until this potential transaction is complete.

Prior to closing, you can still work with HP as you would have previously, and you should certainly compete with them just as hard as you have in the past.

You must also remember to limit your communications to the facts we know and not speculate on “what-ifs.”

I continue to encourage and appreciate all your questions.

As promised, I will communicate to you as we work through more details in the coming months.

Thank you.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this document, including Electronic Data Systems Corporation’s (“EDS”) future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements include: (i) the conditions to the completion of the proposed merger may not be satisfied, or the regulatory approvals and clearances required for the proposed merger may not be obtained on the terms expected or on the anticipated schedule (if at all); (ii) the parties’ ability to meet expectations regarding the timing for completion of the proposed merger; (iii) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (iv) operating costs, customer loss and business disruption may be greater than expected following the transaction; (v) the retention of certain key employees at EDS; and (vi) the outcome of any legal proceedings that may be instituted against EDS and others following the announcement of the merger agreement. These factors, and other important factors that could affect these outcomes are set forth in EDS’ most recently filed Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”), in each case under the heading “Forward-Looking Statements” and/or “Risk Factors.” Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference. EDS assumes no obligation to update or revise any forward-looking statement in this document, and such forward-looking statements speak only as of the date hereof.

Additional information and where to find it

EDS has filed with the SEC a preliminary proxy statement and intends to file a definitive proxy statement and other relevant materials in connection with its proposed business combination with Hewlett-Packard Company (“HP”). The definitive proxy statement will be sent or given to the stockholders of EDS. Before making any voting or investment decision with respect to the merger, investors and stockholders of EDS are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by EDS with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by going to EDS’s Investor Relations page on its corporate website at www.eds.com or by directing a request to EDS at 5400 Legacy Drive, Plano, TX 75024 — Attention: Investor Relations.

EDS and HP and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from EDS stockholders in connection with the merger. Information about HP’s directors and executive officers is set forth in HP’s proxy statement on Schedule 14A filed with the SEC on January 29, 2008 and HP’s Annual Report on Form 10-K filed on December 18, 2007. Information about EDS’s directors and executive officers is set forth in EDS’s proxy statement on Schedule 14A filed with the SEC on March 4, 2008 and EDS’s Annual Report on Form 10-K filed on February 27, 2008. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the definitive proxy statement that EDS intends to file with the SEC.